Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of SRx Health Solutions Inc. (the “Company”) for the three months ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2026

/s/ KENT CUNNINGHAM
Kent Cunningham
Chief Executive Officer
(Principal Executive Officer)

/s/ CAROLINA MARTINEZ
Carolina Martinez
Chief Financial Officer
(Principal Financial Officer)